Exhibit 10.13

VENDOR PROGRAM AGREEMENT

THIS VENDOR PROGRAM AGREEMENT (“Agreement”) is dated as of March 29, 1990 by and between GENERAL ELECTRIC CAPITAL CORPORATION (“GE CAPITAL”), a New York corporation, with an address at 55 Federal Road, P.O. Box 3199, Danbury, CT 06813-3199, attn: Manager of Operations, Vendor Equipment Financing, and ASPEN TECHNOLOGY, INC., its successors and assigns (“COMPANY”), a Massachusetts corporation, with its principal place of business and address at 251 Vassar Street, Cambridge, MA 02139, attn: Ms. Mary A. Dean, Vice President - Finance.

R E C I T A L S

COMPANY and GE CAPITAL are entering into this Agreement with the principal objective of setting forth the terms and conditions upon which GE CAPITAL will purchase, and COMPANY will sell, the payments provided under certain Transactions, and all right, title and interest of COMPANY in and to such Transactions to the extent the same secure or benefit such payments (the “Program’) relating to the licensing of certain computer software products and services licensed by COMPANY (“Software”).

NOW, THEREFORE, in consideration of the above premises and of the representations, warranties and agreements contained herein, the parties hereby agree as follows:

1.                                       DEFINITIONS.

(a)                                  “Agreement” means this Vendor Program Agreement and any riders, addenda, and written amendments hereto or thereto.

(b)                                 “Customer” means a qualified customer of COMPANY who is an obligor under a Transaction or guarantor of such Customer.

(c)                                  “Default” means a breach by COMPANY of any representation, warranty, covenant, terM or condition of this Agreement.

(d)                                 “Discount Rate” means the rate of interest at which GE CAPITAL discounts the payments remaining under a Transaction which are remaining to be paid on the date GE CAPITAL purchases such Transaction from the due date of such payments to the date of such purchase.

(e)                                  “Discounted Value” means the amount GE CAPITAL is willing to pay for the payments remaining to be paid under a Transaction.

(f)                                    “Event of Cancellation” shall, with respect to a Transaction, refer to (i) a Material Adverse Change in Financial Condition, business or operations of COMPANY since the date of this Agreement or of the Customer since the date of the related Offer Document Package; or (ii) the occurrence of an event which causes a representation made by Customer, COMPANY or any other party in connection with the Transaction or under this Agreement to be or become false or misleading in any material respect when made or, although true when made, will not be true and correct at the time Software related to such Transaction is to be accepted by the Customer; or

(iii) a breach of any term of such Transaction, or of any related guaranty or credit support agreement, or any Default; or (iv) a notification by a Customer to COMPANY or to GE CAPITAL of its intent to cancel all or any part of the Transaction.

(g)                                 “Final Document Package” means such other and further documents as GE CAPITAL shall from time to time require in accordance with its standard procedures for the Program in order to purchase a Transaction and to pay the Discounted Value of the Software to COMPANY.

(h)                                 “Material Adverse Change in Financial Condition” means a significant negative change in the balance sheet or profit and loss statements, from the balance sheet or profit and loss statements delivered to GE CAPITAL by COMPANY on or before the date of this Agreement.

(i)                                     “Offer Document Package” means an application (including credit information concerning the Customer) and related documents from time to time required by GE CAPITAL in accordance with its standard procedures for the Program to initiate its consideration of a proposed Transaction.

(j)                                     “Transaction” means the licensing of Software (and the guaranty thereof) by a Customer in the form of a Software License Agreement or other document approved by GE CAPITAL from time to tine.

2.                                       PURCHASE OF TRANSACTIONS.  GE CAPITAL and COMPANY agree that, subject to the terms and provisions hereof, and provided that no Default has occurred, GE CAPITAL may purchase, and COMPANY may sell, the payments provided under certain Transactions, together with all right, title and interest of the COMPANY in and to such Transactions to the extent the same secure or benefit such payments.  Nothing contained herein shall require COMPANY to sell such payments or require GE CAPITAL to purchase the same or approve any Customer referred by COMPANY.

3.                                       TRANSACTIONS.  At its discretion, COMPANY shall complete and deliver to GE CAPITAL an Offer Document Package.  Upon receipt thereof, GE CAPITAL shall review and either approve or reject the Offer Document Package and shall notify COMPANY of its determination.  Upon notification of approval by GE CAPITAL, COMPANY shall obtain and deliver to GE CAPITAL the Final Document Package.

4.                                       OBLIGATION TO PURCHASE.  Provided that:  (a) GE CAPITAL has not previously revoked its approval of a Transaction; (b) no Default has occurred; (c) GE CAPITAL has received the Final Document Package; and (d) COMPANY agrees to sell the Transaction for the Discounted Value quoted by GE CAPITAL, GE CAPITAL shall pay COMPANY the Discounted Value.

5.                                       REVOCATION OF APPROVAL.  Notwithstanding anything to the contrary contained herein, GE CAPITAL may revoke its agreement to purchase a Transaction if either (a) GE CAPITAL has not received the Final Document Package within sixty (60) days after the date GE CAPITAL notified the COMPANY of approval of a Transaction, or (b) prior to the receipt by GE CAPITAL of the Final Document Package or payment by GE CAPITAL of the

Discounted Value, GE CAPITAL determines, in its good faith judgment, that an Event of Cancellation has occurred.  Upon revocation of its agreement to purchase a Transaction, GE CAPITAL shall have no further liability to COMPANY in connection with the Transaction.

6.                                       GENERAL ADMINISTRATIVE SERVICES.  GE CAPITAL will provide general administrative services in connection with the Transactions, including but not limited to billing and collecting.  GE CAPITAL shall have the right to deal with all Transactions and Customers in the sole exercise of its business judgment, and, without limiting the generality of the foregoing, may (a) amend any Transaction or renew or extend the time for payment or performance or grant any other indulgence to any Customer; and (b) make any settlements or compromises therewith; (c) demand additional collateral or release its lien upon any Software; (d) restructure, defer or otherwise alter payment terms; and (e) transfer or assign any of its rights or obligations in regard of any Transaction or any Software.  GE CAPITAL’s and COMPANY’s rights and obligations hereunder shall remain unaffected by any such activity.  In the event COMPANY receives any payment on a Transaction, COMPANY shall promptly forward such payment to GE CAPITAL.  COMPANY hereby irrevocably appoints GE CAPITAL its attorney-in-fact to act in its name and stead in regard of the Transactions, including without limitation the right to endorse, or sign COMPANY’S name on all checks, collections, receipts or other documents with regard to the Transactions, as GE CAPITAL deems necessary or appropriate to protect its right, title and interest in and to the Transactions and the security intended to be afforded thereby and hereby.

7.                                       REPRESENTATIONS AND WARRANTIES.  COMPANY hereby represents, warrants and covenants to GE CAPITAL, its successors and assigns, as of the date hereof, and of the Offer Document Package and the Final Document Package in respect of each Transaction pursuant hereto, that:

(a)                                  COMPANY is a duly organized and validly existing corporation and has full power to enter into this Agreement and to carry out the transactions contemplated hereby;

(b)                                 the execution and delivery of this Agreement and the performance by COMPANY of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

(c)                                  this Agreement constitutes a legal, valid and binding obligation of COMPANY enforceable in accordance with its terms;

(d)                                 neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default of any statute, rule, or decree of any court, administrative agency or governmental body to which COMPANY is or may be subject;

(e)                                  all documents relating to a Transaction to which COMPANY is a party or by which it is bound will be genuine, legal, valid, and binding obligations of COMPANY, enforceable in accordance with their terms and COMPANY will not amend, change, settle, or compromise any Transaction without the prior written consent of GE CAPITAL;

(f)                                    there are and will be no agreements between COMPANY or its agents and any Customer in connection with any Transaction, except as contained therein, and no express or implied warranties have been or will be made by COMPANY or its agents to such Customer, except as contained in the Transaction documents;

(g)                                 COMPANY has not received any license fees or other monies from any Customer in respect of payments due under any Transaction following the date of purchase by GE CAPITAL and will immediately remit such funds to GE CAPITAL if any are received;

(h)                                 GE CAPITAL shall have a first priority security interest in the customer’s right to use the Software governed by any Transaction, free and clear of all liens, claims, security interests and encumbrances;

(i)                                     all documents relating to a Transaction are the legal, valid and binding obligation of the Customer named therein, enforceable according to their respective terms, and the signature of the named Customer is genuine;

(j)                                     COMPANY and its agents have not participated in and have no knowledge of any fraudulent act in connection with any Transaction or with respect to any Customer;

(k)                                  the Software shall have been delivered to and accepted by the named Customer, properly installed at the location indicated in the applicable Offer Document Package, and is, and shall be maintained in good working order, condition and repair, conforming to specifications;

(l)                                     all credit or other information reasonably relevant to a credit determination concerning the Customer known to COMPANY will have been disclosed to GE CAPITAL;

(m)                               COMPANY possesses and will maintain throughout the term of any Transaction adequate licenses and permits to grant licenses with respect to or rights to the use of the related Software;

(n)                                 all applicable sales, use, or property taxes which may apply to the value, sale or use of the Software (other than those assessed or imposed at or after the time GE CAPITAL purchases the Transactions), shall have been paid or will be timely remitted by COMPANY to the appropriate taxing authority and COMPANY will on request provide GE CAPITAL with proof of such payment as promptly as possible, and the payments being purchased by GE CAPITAL are and shall remain net or free of any sales, use or property taxes due to any taxing authority;

(o)                                 the execution and delivery by COMPANY of this Agreement does not conflict with or constitute a material default with respect to any indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or by which it is bound, and there are no suits or proceedings pending or, to the knowledge of COMPANY, threatened in any court or before any regulatory commission, board or other administrative or governmental agency against or affecting COMPANY which could materially impair COMPANY’S ability to perform its obligations hereunder;

(p)                                 the most recent financial statements of COMPANY dated 12/31/89 and delivered to GE CAPITAL fairly represent the position of COMPANY as of 12/31/89 and the results of operations of COMPANY for the periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis, and since the date of the latest such financial statements, there has been no Material Adverse Change in the Financial Condition of COMPANY; and

(q)                                 COMPANY will promptly deliver to GE CAPITAL such information concerning the financial or other condition of COMPANY as GE CAPITAL may reasonably request from time to time, and will deliver to GE CAPITAL within one hundred twenty (120) days of the close of each fiscal year, the balance sheet and profit and loss statement of COMPANY (including the consolidated taxpayer group of which it is a part), certified by a recognized firm of certified public accountants, and, within ninety (90) days of the close of each fiscal quarter of COMPANY, in reasonable detail, copies of the quarterly financial report of COMPANY, each certified by its chief financial officer.

8.                                       INDEMNIFICATION.  COMPANY shall indemnify and hold harmless GE CAPITAL, its affiliates, subsidiaries, employees, officers, directors and agents, from and against any and all losses, claims by or against GE CAPITAL, liabilities, demands and expenses whatsoever, including without limitation reasonable attorneys’ fees and costs, arising out of or in connection with any breach by COMPANY of its representations, warranties or obligations hereunder or with any act, failure to act, omission, representation or misrepresentation (including but not limited to those in connection with the sale, use, operation, ownership, possession, servicing or maintenance of the Software and conduct relating thereto) by COMPANY, its affiliates, subsidiaries or dealers or the employees, officers or agents of any of the foregoing.  GE CAPITAL shall not be required to attempt to recover from any Customer through legal proceedings or otherwise as a condition to receiving the benefits hereunder.  All indemnities and obligations under this Section 8 shall survive the expiration or termination of this Agreement and the expiration or termination of any Transaction.

9.                                       RECOURSE AND SPECIAL TRANSACTION WARRANTIES.

(a)                                  COMPANY agrees to repurchase from GE CAPITAL its right, title and interest in and to the related Transaction and the payments purchased thereunder, in accordance with the terms and conditions set forth below:

(i)                                     If a Customer has defaulted in the performance of any obligation to make payments under the Transaction (regardless of the reason therefor) which default has remained uncured for a period of thirty (30) days, or in the event of a Default under this Agreement, COMPANY shall, within ten (10) days of receipt of notice thereof, pay GE CAPITAL the Repurchase Amount applicable thereto.  Upon receipt of such payment, GE CAPITAL shall sell and transfer to COMPANY all of its right, title and interest in and to the Transaction and the payments purchased thereunder, AS IS, WHERE IS, without recourse or warranty to or from GE CAPITAL.  If the repurchase obligation arises out of Default by COMPANY hereunder, COMPANY shall be obligated to repurchase all Transactions subject to this Agreement.

(ii)                                  See Attachment I.

(iii)                               The Repurchase Amount means an amount equal to the total of the following amounts due or to become due under the Transaction:  (A) all payments accrued and unpaid under the Transaction as of the date of receipt by GE CAPITAL of the Repurchase Amount (the “Repurchase Date”), together with interest at the Discount Rate from the due dates of such payments to the Repurchase Date, plus (B) that amount reflected on the books and records of GE CAPITAL as gross investment in finance receivables with respect to the Transaction as of the Repurchase Date, less the amount so reflected as unearned income with respect to such Transaction, plus (C) any out-of-pocket expenses (including actual attorneys’ fees) incurred by GE CAPITAL prior to the Repurchase Date.  Interest shall accrue on the Repurchase Amount from the due date thereof until paid in full at the rate of 18% per annum.

(b)                                 COMPANY hereby represents, warrants and covenants to GE CAPITAL, its successors and assigns, as of the date of the Final Document Package in respect of each Transaction, that (i) GE CAPITAL shall have received an original of the documentation for such Transaction; (ii) all other originals of such documentation are in the exclusive possession of COMPANY or, to the best of COMPANY’S knowledge, the Customer for such Transaction; (iii) all originals of such documentation in the possession of COMPANY shall be stamped with a legend on the cover page and each signature page as follows:  “Aspen Technology, Inc. has transferred and assigned all of its right, title and interest in this Agreement and the payments hereunder to General Electric CAPITAL Corporation, 55 Federal Road, P.O. Box 3199, Danbury, CT 06813-3199, Attn:  Manager-Operations.”

10.                                 TERM AND TERMINATION.  This Agreement shall be effective upon execution by GE CAPITAL and COMPANY and shall continue from such effective date unless and until terminated by either party at any time upon sixty (60) days prior written notice; provided that either party may terminate this Agreement immediately upon notice to the other in the event of a breach by the other party.  Upon termination or expiration of this Agreement, the obligations of the parties with respect to Transactions not approved by GE CAPITAL shall cease.

11.                                 MISCELLANEOUS.  (a)  GE CAPITAL and COMPANY acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons.  COMPANY shall have no right or authority to, and will not attempt to, accept collections, repossess or consent to the return of the Software (other than for repairs) or modify the terms of any Transaction in any way whatsoever.

(b)                                 The rights and obligations of COMPANY hereunder may not be assigned without the written consent of GE CAPITAL, provided that COMPANY may assign its rights to receive money or other payments under this Agreement.

(c)                                  The provisions of this Agreement and the rights and obligations of the parties hereto shall survive the execution and delivery hereof, and except insofar as they relate to purchasing further Transactions, shall survive the termination of this Agreement.

(d)                                 Notices to COMPANY or GE CAPITAL under this Agreement shall be deemed to have been given if mailed, postage prepaid, by first class, overnight delivery service or by registered or certified mail, return receipt requested, to the other party at the address first stated above or such other address as such party may have provided by notice.

(e)                                  The parties agree that this Agreement has been executed and delivered in, and shall be construed in accordance with the laws (other than the choice of law provisions) of, the State of New York.

(f)                                    If at any time any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

(g)                                 This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and incorporates all representations made in connection with negotiation of the same.  The terms hereof may not be terminated, amended, supplemented or modified orally, but only by an instrument duly executed by each of the parties hereto.

(h)                                 This Agreement and any amendments hereto shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(i)                                     In the event there is any conflict between this Agreement and any ancillary agreements with respect to any Transaction or Software, the terms and conditions of this Agreement shall control.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives on the date set forth below.

ASPEN TECHNOLOGY, INC.		GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ [Illegible]	By:	/s/ [Illegible]

Title:	Vice President Finance	Title:	VP & GM

Date:	3/29/90	Date:	3/30/90

ATTACHMENT I

9 (a) (ii)                                                        If COMPANY becomes insolvent, is unable to pay debts as they mature, fails to operate as a going concern, files under Title 11 of the United States Code or any successor or similar federal or state statute, makes an assignment for the benefit of creditors, has an appointment of a receiver, dissolution or change in the corporate structure, or in a material portion of the stock ownership, COMPANY shall, within 10 days of receipt of notice thereof, pay GE CAPITAL the applicable Repurchase Amount.